UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2013

DATARAM CORPORATION

___________________________________________________________________________

(Exact name of registrant as specified in charter)

New Jersey	1-8266	22-18314-09
State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Route 571, P. O. Box 7258, Princeton, NJ	08543-7528
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 799-0071

___________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Sale Lease-Back

On November 6, 2013, Dataram Corporation (the “Company”) entered into a financing arrangement with David Sheerr (“Sheerr”), an executive officer of the Company, structured as a sale lease-back. Pursuant to the arrangement, the Company sold certain equipment and furniture located at its facility at 130 Corporate Drive, Montgomeryville, PA 18936 (the “Montgomeryville Facility”) to Sheerr in consideration for a reduction of $500,000 in the remaining principal balance of an outstanding promissory note owed to Sheerr, which promissory note was amended and restated (the “Amended and Restated Note and Security Agreement”). As additional security for the Amended and Restated Note and Security Agreement, the Company collaterally assigned to Sheerr its lease to the Montgomeryville Facility pursuant to a Collateral Assignment of Tenant’s Interest in Lease (the “Collateral Assignment”). The Amended and Restated Note and Security Agreement and the Collateral Assignment are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Simultaneously, the Company leased the equipment and furniture back from Sheerr pursuant to an Equipment and Furniture Lease Agreement (the “Lease”). The Lease has a 5 year term, and provides the Company with the option to extend the term for an additional 2 years. The monthly lease payments that the Company is obligated to pay under the terms of the lease is approximately $7,500. Sheerr will retain possession of the equipment and furniture upon termination of the Lease. The Lease is attached as Exhibit 10.3 to this Current Report on Form 8-K, and is incorporated herein by reference.

Financing Agreement

On November 6, 2013, the Company entered into a new financing agreement (the “Financing Agreement”) with Rosenthal & Rosenthal, Inc. The Financing Agreement provides for a revolving loan with a maximum borrowing capacity of $3,500,000. The loans under the Financing Agreement mature on November 30, 2016 unless such Financing Statement is either earlier terminated or renewed. Loans outstanding under the Financing Agreement will bear interest at a rate of the Prime Rate (as defined in the Financing Agreement) plus 3.25% (the “Effective Rate”) or on Over-advances (as defined in the Financing Agreement), if any, at a rate of the Effective Rate plus 3%. The Financing Agreement contains other restrictive covenants, including, among others, covenants limiting our ability to incur indebtedness, guarantee obligations, sell assets, make loans, enter into mergers and acquisition transactions and declare or make dividends. Borrowings under the Financing Agreement are collateralized by substantially all the assets of the Company.

The Financing Agreement is attached as Exhibit 10.4 to this Current Report on Form 8-K, and is incorporated herein by reference.

The key terms of the Sale Lease-Back and the Financing Agreement are described in a press release which is attached as Exhibit 99.1 to this Form 8-K and incorporated in this Item 1.01 by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The Company used a portion of the proceeds from the Financing Agreement to repay in full all amounts due under the prior Amended and Restated Schedule to Loan and Security Agreement dated May 17, 2012 between Crestmark Capital Lending LLC and the Company (the “Prior Loan Agreement”). Upon such repayment, the Prior Loan Agreement was terminated.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Section 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

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Item 9.01. Financial Statements and Exhibits.

No.	Description
10.1	Form of Amended and Restated Note and Security Agreement, dated as of October 31, 2013, by and between the Company and David Sheerr
10.2	Form of Collateral Assignment of Tenant’s Interest in Lease dated as of November 6, 2013 by and among the Company, Nappen & Associates and David Sheerr
10.3	Form of Equipment and Furniture Lease Agreement, dated as of October 31, 2013, by and between the Company and David Sheerr
10.4	Form of Financing Agreement, dated as of November 6, 2013, by and between the Company and Rosenthal & Rosenthal, Inc.
99.1	Press Release dated November 8, 2013

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION
(Registrant)

Date: November 8, 2013	By:	/s/ MARC P. PALKER
(Signature)
Marc P. Palker
Chief Financial Officer

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